Exhibit 5.1

July 17, 2024

Incannex Healthcare Inc.
Suite 105, 8 Century Circuit
Norwest, NSW 2153
Australia

Ladies and Gentlemen:

We have acted as counsel to Incannex Healthcare Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1 (File No. 333-280670) (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus included in the Registration Statement (the “Prospectus”) relating to the proposed public offering (the “Offering”) of:

●	up to 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”);

●	pre-funded warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock (the “Pre-Funded Warrants”);

●	common warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”); and

●	up to 8,000,000 shares of Common Stock underlying the Warrants (the “Warrant Shares”).

The Shares, the Common Warrants, the Pre-Funded Warrants and the Warrant Shares (collectively, the “Securities”) are to be sold to the several purchasers pursuant to securities purchase agreements (each, a “Securities Purchase Agreement” and collectively, the “Securities Purchase Agreements”) among the Company and the purchasers signatory thereto (collectively, the “Purchasers”).

In connection with this opinion, we have examined and relied upon:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the form of Securities Purchase Agreement;

(d)	the form of Pre-Funded Warrant;

(e)	the form of Common Warrant;

(f)	the Company’s Amended and Restated Certificate of Incorporation, as currently in effect;

(g)	the Company’s Amended and Restated Bylaws, as currently in effect; and

(h)	the originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, we are of the opinion that:

1. The Shares have been duly authorized by the Company and, and when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized by the Company, and when issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Securities Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

3. The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and assuming sufficient authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

With regard to opinion paragraph 2: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Warrants that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of New York, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the offering of the Securities as described in the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Rimôn

Rimôn

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